UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

Roberts Realty Investors, Inc.
 (Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Sandy Springs, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 394-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 18, 2008, the Board of Directors of Roberts Realty Investors, Inc. declared a distribution of $9,058,000, or $1.56 per share. The distribution will be paid on January 29, 2009 in a combination of 20% in cash, or $0.31 per share, and 80% in our common stock, equal to $1.25 per share, to shareholders of record at the close of business on December 29, 2008. The exact number of shares issued in the stock portion of the distribution will be based on the average of the closing sales prices of our common stock on the NYSE Alternext US (formerly the American Stock Exchange) on December 22 and December 23, 2008. After the market closes on December 23, we will issue a press release that will provide the exact number of new shares that we will issue in the distribution, on a per share and aggregate basis, and the NYSE Alternext US will adjust that day’s closing price to reflect the cash and stock portions of the distribution. Beginning on December 24, the trading price of the shares will reflect the distribution.

Each shareholder will have the option to elect to receive the distribution in cash or shares of common stock, except the total amount of cash we will pay to shareholders will be limited to $1,811,000. If shareholders elect to receive a total amount of cash that exceeds this limit, we will allocate the total $1,811,000 in cash on a pro rata basis among those shareholders who elect cash, and they will receive the balance of their distributions in shares of common stock. We will round up the number of shares issued to each holder to the closest full share.

Promptly after the record date, we will to mail to shareholders an election card along with other appropriate disclosure materials that will explain the terms of the distribution in more detail. For an election to be effective, each shareholder will be required to make his or her election by delivering the election card to our transfer agent, American Stock Transfer & Trust Company, by no later than 5:00 p.m., Eastern Time, on January 20, 2009.

A number of our shareholders are also holders of units in Roberts Properties Residential, L.P., the limited partnership through which we conduct our business. Unitholders will receive the same cash distribution of $0.31 per share as shareholders. As noted above, in addition to the cash distribution, shareholders will receive additional shares of our common stock equal to $1.25 per share. Each unitholder will receive the same pro rata distribution of our common stock, but only when the unitholder elects to convert his or her units to shares.

A copy of the press release announcing the distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press release issued by Roberts Realty Investors, Inc. on December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 18, 2008

By: /s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release issued by Roberts Realty Investors, Inc. on December 18, 2008.

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